Exhibit 99.1

9341 Courtland Drive NE, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Michael Harris
(616) 866-5534

WOLVERINE WORLD WIDE REPORTS FIRST QUARTER RESULTS AND REAFFIRMS FULL-YEAR OUTLOOK
Q1 Earnings per share exceed expectations

Rockford, Michigan, May 9, 2019 - Wolverine World Wide, Inc. (NYSE: WWW) today reported financial results for the first quarter ended March 30, 2019. The Company also provided an update on its key 2019 investments and full-year 2019 outlook.

“We are pleased to report first quarter earnings per share which exceeded our expectations,” said Blake Krueger, Wolverine World Wide’s Chairman, Chief Executive Officer and President. “Four of our top-five brands delivered revenue above plan during the quarter, including Merrell and Saucony, and our owned eCommerce business continued to be robust, growing 28% over the prior year. This strength helped to offset some unforeseen challenges at Sperry and the late start to Spring which impacted certain product categories. Overall revenue declined less than 1% during the quarter on a constant-currency basis. We expect revenue growth to resume in the second quarter and accelerate during the second half of the year as we continue to invest in a variety of initiatives to drive topline growth and attractive earnings leverage.”

FIRST-QUARTER 2019 REVIEW

•	Reported revenue of $523.4 million decreased 2.0% during the first quarter and adjusting for currency, decreased 0.9%.

•	Reported gross margin was 42.1%, as compared to 42.7% in the prior year.

•	Reported operating margin was 10.0%. Adjusted operating margin was 10.9% as compared to 12.0% in the prior year.

•	The reported tax rate was 13.2%, as compared to 15.1% in the prior year.

•	Reported diluted earnings per share was $0.43, compared to $0.48 in the prior year. Adjusted diluted earnings per share was $0.49 compared to $0.50 in the prior year.

•
Inventories increased 28.7% compared to the prior year, approximately 7% higher than expected, mostly due to Sperry. The quality of inventory remains very high, with both aged and close-out inventory declining compared to the prior year.

•
The Company repurchased $103.1 million of shares in the quarter at an average price of $35.65, and has approximately $325 million available under its recently-approved $400 million share repurchase program.

•	The Company's Board of Directors declared a 25% increase in the quarterly dividend, which follows a 33% increase in the prior year.

•	During the first quarter, the brands that were formerly part of the Wolverine Outdoor & Lifestyle Group and Wolverine Heritage Group were realigned into a newly formed Wolverine Michigan Group.

"Our diversified portfolio was an asset during the quarter as several brands experienced attractive revenue growth, which helped to offset the macro headwinds faced in other parts of the business,” stated Mike Stornant, Senior Vice President and Chief Financial Officer. “We remain committed to making key investments to drive revenue growth as part of our Global Growth Agenda, including a new joint venture in China, acquiring a European distributor, expanding our store base for key brands and significantly enhancing the work environment of our corporate headquarters. We also remain focused on leveraging our strong liquidity and financial position to drive overall shareholder return."

2019 KEY INVESTMENT UPDATE
The Company is providing detail on up to $40 million of key capital investments to drive long-term revenue growth, including the following:

•
As previously announced, the Company entered into a joint venture agreement with Xtep International Holdings Limited (SEHK: 1368), a leading Chinese sportswear retailer, to develop, market and distribute Merrell® and Saucony® products in mainland China, Hong Kong and Macau. Xtep is a powerful vertical player in the fast-growing running and sportswear market, with over 6,200 stores in 31 provinces and municipalities across China, including a strong network of distributors and shopping mall operators.

•
The Company is expanding its European operations by acquiring one of its key Saucony footwear distributors. The investment is expected to expand the Company's owned market presence in the region and strengthen growth opportunities for the brand.

•	As part of its direct-to-consumer strategy, the Company is investing in several new outlet store locations for Sperry and Merrell.

•	To attract and retain the best talent, the Company is also investing to significantly enhance the work environment of its corporate headquarters in Rockford, Michigan.

2019 OUTLOOK
The Company is providing an update to its full year outlook as summarized below.

•	Revenue is still expected to be in the range of $2.28 billion to $2.33 billion, representing growth of 3.0% at the mid-point of the range.

•	Gross margin is still expected to be in the range of 41.3% to 41.8%, up 45 basis points at the mid-point of the range.

•
Reported operating margin is now expected to be in the range of 11.3% to 11.6% and adjusted operating margin is still expected in the range of 12.2% to 12.6%, including approximately $40 million of on-going investments to support the Company’s Global Growth Agenda.

•	The effective tax rate is now expected to be between 18.5% and 19.0%.

•	Diluted weighted average shares are now expected to be approximately 91 million.

•	Reported diluted earnings per share are now expected to be between $2.00 and $2.15 and adjusted diluted earnings per share are still expected to be between $2.20 and $2.35.

•	Cash flow from operations is now projected to be in the range of $195 million to $215 million.

NON-GAAP FINANCIAL MEASURES
Measures referred to as "adjusted" financial results exclude environmental and other related costs, business development related costs and the impact of tax reform updates. The Company also presents constant currency information, which is a non-GAAP measure and excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

The Company has provided a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measure. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at www.wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Chaco®, Bates® and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding: the Company’s revenue growth during the rest of fiscal 2019 and focus on leveraging its strong liquidity and financial position to drive shareholder returns; and the Company’s fiscal 2019 outlook and guidance. In addition, words such as "guidance," "estimates," "anticipates," "believes," "forecasts," "step," "plans," "predicts," "focused," "projects," "outlook," "is likely," "expects," "intends," "should," "will," "confident," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions ("Risk Factors") that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: changes in general economic conditions, employment rates, business conditions, interest rates, tax policies and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories as well as consumer-direct operations; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar event; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; the success of the Company’s restructuring and realignment initiatives; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except earnings per share)

	Quarter Ended
	March 30, 2019	March 31, 2018
Revenue	$523.4	$534.1
Cost of goods sold	303.2	306.2
Gross profit	220.2	227.9
Gross margin	42.1%	42.7%

Selling, general and administrative expenses	164.0	163.7
Environmental and other related costs	3.8	2.7
Operating expenses	167.8	166.4
Operating expenses as a % of revenue	32.1%	31.2%

Operating profit	52.4	61.5
Operating margin	10.0%	11.5%

Interest expense, net	6.9	7.2
Other income, net	(1.3)	(0.6)
Total other expenses	5.6	6.6
Earnings before income taxes	46.8	54.9

Income tax expense	6.2	8.3
Effective tax rate	13.2%	15.1%

Net earnings	40.6	46.6

Less: net earnings (loss) attributable to noncontrolling interests	0.1	(0.1)
Net earnings attributable to Wolverine World Wide, Inc.	$40.5	$46.7
Diluted earnings per share	$0.43	$0.48

Supplemental information:
Net earnings used to calculate diluted earnings per share	$39.7	$45.8
Shares used to calculate diluted earnings per share	91.8	95.6
Weighted average shares outstanding	91.0	95.7

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(In millions)

	March 30, 2019	March 31, 2018
ASSETS
Cash and cash equivalents	$80.6	$257.1
Accounts receivables, net	375.5	295.3
Inventories, net	374.0	290.5
Other current assets	45.4	37.5
Total current assets	875.5	880.4
Property, plant and equipment, net	133.0	133.7
Lease right-of-use assets, net	157.2	—
Goodwill and other indefinite-lived intangibles	1,030.4	1,033.8
Other non-current assets	155.2	156.1
Total assets	$2,351.3	$2,204.0

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$227.5	$234.7
Lease liabilities	28.6	—
Current maturities of long-term debt	10.0	41.2
Borrowings under revolving credit agreements and other short-term notes	326.0	0.8
Total current liabilities	592.1	276.7
Long-term debt	435.3	630.3
Lease liabilities, noncurrent	147.3	—
Other non-current liabilities	259.3	339.7
Stockholders' equity	917.3	957.3
Total liabilities and stockholders' equity	$2,351.3	$2,204.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Quarter Ended
	March 30, 2019	March 31, 2018
OPERATING ACTIVITIES:
Net earnings	$40.6	$46.6
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	7.2	7.8
Deferred income taxes	(0.4)	(0.5)
Stock-based compensation expense	6.6	7.9
Pension and SERP expense	1.4	1.5
Cash payments related to restructuring costs	(0.1)	(3.1)
Environmental and other related costs, net of cash payments	(1.0)	(0.9)
Other	(5.9)	—
Changes in operating assets and liabilities	(180.8)	(120.6)
Net cash used in operating activities	(132.4)	(61.3)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(7.8)	(3.4)
Other	(0.1)	(0.7)
Net cash used in investing activities	(7.9)	(4.1)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreements and other short-term notes	201.0	0.3
Payments on long-term debt	—	(111.3)
Payments of debt issuance and debt extinguishment costs	(0.3)	—
Cash dividends paid	(7.9)	(5.8)
Purchase of common stock for treasury	(103.1)	(42.5)
Employee taxes paid under stock-based compensation plans	(16.3)	(7.9)
Proceeds from the exercise of stock options	4.1	8.1
Net cash provided by (used in) financing activities	77.5	(159.1)

Effect of foreign exchange rate changes	0.3	0.6
Decrease in cash and cash equivalents	(62.5)	(223.9)

Cash and cash equivalents at beginning of the year	143.1	481.0
Cash and cash equivalents at end of the period	$80.6	$257.1

The following tables contain information regarding the non-GAAP financial measures used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

Q1 2019 RECONCILIATION TABLES

RECONCILIATION OF REPORTED REVENUE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(In millions)

	GAAP Basis 2019-Q1	Foreign Exchange Impact	Constant Currency Basis 2019-Q1	GAAP Basis 2018-Q1	Constant Currency Growth (Decline)	Reported Growth (Decline)
REVENUE
Wolverine Michigan Group	$302.7	$4.1	$306.8	$295.9	3.7%	2.3%
Wolverine Boston Group	204.8	1.7	206.5	219.0	(5.7)	(6.5)
Other	15.9	—	15.9	19.2	(17.2)	(17.2)
Total	$523.4	$5.8	$529.2	$534.1	(0.9)%	(2.0)%

RECONCILIATION OF REPORTED OPERATING MARGIN
TO ADJUSTED OPERATING MARGIN*
(Unaudited)
(In millions)

	GAAP Basis	Adjustments (1)	As Adjusted

Operating Profit - Fiscal 2019 Q1	$52.4	$4.8	$57.2

Operating margin	10.0%		10.9%

Operating Profit - Fiscal 2018 Q1	$61.5	$2.7	$64.2

Operating margin	11.5%		12.0%
(1)    Q1 2019 adjustments reflect $3.8 million of environmental and related costs and $1.0 million of business development related costs. Q1 2018 adjustment reflects $2.7 million of environmental and related costs.

RECONCILIATION OF REPORTED DILUTED EPS
TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis	Adjustments (1)	As Adjusted

EPS - Fiscal 2019 Q1	$0.43	$0.06	$0.49

EPS - Fiscal 2018 Q1	$0.48	$0.02	$0.50
(1)    Q1 2019 adjustments reflect the impact of environmental and related costs, business development related costs and tax reform. Q1 2018 adjustment reflects the impact of environmental and related costs.

2019 GUIDANCE RECONCILIATION TABLES

RECONCILIATION OF FISCAL 2019 FULL-YEAR REPORTED OPERATING PROFIT
GUIDANCE TO ADJUSTED OPERATING PROFIT GUIDANCE*
(Unaudited)
(In millions)

	GAAP Basis Full-Year Operating Profit	Adjustment (1)	As Adjusted Full-Year Operating Profit

Operating Profit Guidance	$ 257.0 - 271.0	$23.0	$ 280.0 - 294.0
Operating Margin Guidance	11.3% - 11.6%		12.2% - 12.6%
(1) Adjustment includes estimated legal, consulting and other costs related to environmental matters and estimated costs related to business development activities.

RECONCILIATION OF FISCAL 2019 FULL-YEAR DILUTED EPS
GUIDANCE TO ADJUSTED DILUTED EPS GUIDANCE*
(Unaudited)

	GAAP Basis Full-Year	Adjustment (1)	As Adjusted Full-Year

Diluted earnings per share guidance	$ 2.00 - 2.15	$0.20	$ 2.20 - 2.35
(1) Adjustment includes estimated legal, consulting and other costs related to environmental matters, estimated costs related to business development activities and the impact of tax reform.

*
To supplement the consolidated condensed financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if environmental and other related costs, business development related costs and the impact of tax reform updates were excluded. The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results.

Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures are found in the financial tables above.